SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-PRESSURE PIPING

 GAMCO INVESTORS, INC.

                6/30/95          277,342-             *DO






























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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